Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-33693, No. 333-48247, No. 333-58833, No. 333-48750 and No. 333-58026 on Form S-8 of Williams-Sonoma, Inc. of our report dated March 18, 2003, appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended February 2, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
April 15, 2003